UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2007

MONTPELIER RE HOLDINGS LTD.

(Exact Name of Registrant as Specified in Its Charter)

Bermuda	001-31468	98-0428969
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Montpelier House

94 Pitts Bay Road

Pembroke HM 08

Bermuda

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (441) 296-5550

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                          Entry into a Material Definitive Agreement.

On August 13, 2007, Montpelier Re Holdings Ltd. announced that its indirect wholly-owned subsidiary, Montpelier Re U.S. Holdings Ltd. (“Montpelier US”), had entered into a Stock Purchase Agreement (the “Agreement”) with GAINSCO, Inc. (“GAINSCO”), a Texas Corporation, for the acquisition of General Agents Insurance Company of America, Inc. (“General Agents Insurance Company”), an Oklahoma domiciled stock property and casualty insurance corporation.

On November 1, 2007, Montpelier US completed the acquisition of General Agents Insurance Company. Details of the closing are contained in Exhibit 99.2, as filed herewith.

At the time of closing, General Agents Insurance Company had no in force premium.

The acquisition of General Agents Insurance Company did not constitute the acquisition of a significant amount of assets by the Registrant as defined under 17 C.F.R. Section 210.11-01(d) and Section 210.11-01(b).

Item 9.01.              Financial Statements and Exhibits.

(a)          Not applicable.

(b)         Not applicable.

(c)          Not applicable.

(d)         Exhibits.

Exhibit No.	Description of Exhibit
10.1	Stock Purchase Agreement between GAINSCO, Inc., MGA Insurance Company, Inc. and Montpelier Re U.S. Holdings Ltd.*

99.1	Text of Press Release dated August 13, 2007.*

99.2	Text of Press Release dated November 1, 2007.

*previously filed on August 13, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Montpelier Re Holdings Ltd.
(Registrant)

November 2, 2007	By:	/s/ Jonathan B. Kim
Date	Name:	Jonathan B. Kim
	Title:	General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1	Stock Purchase Agreement between GAINSCO, Inc., MGA Insurance Company, Inc. and Montpelier Re U.S. Holdings Ltd.*

99.1	Text of Press Release dated August 13, 2007.*

99.2	Text of Press Release dated November 1, 2007.

*previously filed on August 13, 2007